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                                                                  Exhibit 5.01


                                     PIPER & MARBURY
                                         L.L.P.
                                   CHARLES CENTER SOUTH
                                 36 SOUTH CHARLES STREET           WASHINGTON
                             Baltimore, Maryland 21201-3018         NEW YORK
                                      410-539-2530                PHILADELPHIA
                                   FAX: 410-539-0489                 EASTON



                                  October 3, 1997


I.C. Isaacs & Company, Inc.
3840 Bank Street
Baltimore, Maryland  21224-2522

     Re:  Registration Statement on Form S-1


Ladies and Gentlemen:

     We have acted as counsel to I.C. Isaacs & Company, Inc., a Delaware corporation (the "Company") in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") filed October 3, 1997 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to up to 4,370,000 shares (including 570,000 shares to cover over-allotments, if any) of the Company's Common Stock, par value $.0001 per share, all of which will be newly issued by the Company (the "Shares").

     In this capacity, we have examined the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion and advise you that each of the Shares described in the Registration Statement has been duly authorized and, upon sale of such Shares as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of

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                                                                PIPER & MARBURY
                                                                     L.L.P.

I.C. Isaacs & Company, Inc.
October 3, 1997
Page 2

persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                              Very truly yours,


                              Piper & Marbury L.L.P.


                              /s/ Piper & Marbury L.L.P.